   As filed with the Securities and Exchange Commission on November 20, 2003.
                                                        Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     -------------------------------------
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                     -------------------------------------

                                DOUBLECLICK INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                    13-3870996
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
Incorporation or Organization)

       450 WEST 33RD STREET
         NEW YORK, NEW YORK                                10001
(Address of Principal Executive Offices)                 (Zip Code)

                     -------------------------------------

                   DOUBLECLICK INC. DEFERRED COMPENSATION PLAN
                            (Full Title of the Plan)

                     -------------------------------------

                                  KEVIN P. RYAN
                             CHIEF EXECUTIVE OFFICER
                                DOUBLECLICK INC.
                              450 WEST 33RD STREET
                            NEW YORK, NEW YORK, 10001
                     (Name and Address of Agent For Service)

                                 (212) 683-0001
          (Telephone Number, Including Area Code, of Agent For Service)

                     -------------------------------------

                         CALCULATION OF REGISTRATION FEE

                                                     PROPOSED MAXIMUM       PROPOSED MAXIMUM
  TITLE OF SECURITIES TO BE       AMOUNT TO BE      OFFERING PRICE PER     AGGREGATE OFFERING        AMOUNT OF
         REGISTERED                REGISTERED           OBLIGATION              PRICE(2)          REGISTRATION FEE
------------------------------    ------------      ------------------     ------------------     ----------------
Deferred Compensation
Obligations(1)                    $10,000,000              100%               $10,000,000             $809.00

(1) The Deferred Compensation Obligations are unsecured general obligations of DoubleClick Inc. to pay deferred compensation in the future in accordance with the terms of the DoubleClick Inc. Deferred Compensation Plan.

(2)  Estimated solely for the purpose of calculating the registration fee.

================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

         The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

         (a)      The registrant's latest annual report filed pursuant to
Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

         (c) The description of the securities contained in the registrant's registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Under the DoubleClick Inc. Deferred Compensation Plan (the "Plan"), the registrant will provide a select group of management and other employees (the "Eligible Employees") the opportunity to enter into agreements for the deferral of a flat dollar amount or a specified percentage of their salary and bonus. The obligations of the registrant under such agreements (the "Obligations") will be unfunded and unsecured general obligations of the registrant to pay in the future in accordance with the Plan. The value of the deferred compensation recordkeeping account of a participant (a "Participant") will be adjusted to reflect the performance during the deferral period, whether positive or negative, of the investment measurement options chosen by each Participant from the investment annual measurement options made available by the Plan, in accordance with the terms of the Plan.

         The Plan will be administered by the 401(k) Administrative Committee of the registrant (the "Committee"). The amount of compensation to be deferred by each Participant will be determined in accordance with the Plan based on elections by the Participant. An Eligible Employee may elect to defer up to 100% of his or her compensation, subject to a minimum annual deferral amount of $5,000 and also subject to limits required to make necessary withholdings and to assure that the participant receives cash compensation at least equal to the minimum wage. Deferred amounts of compensation deferred by the Participant will immediately be fully vested. The registrant may, in its discretion, also credit a Participant's account with employer contributions. Contributions by the registrant into a Participant's deferral account will vest in full after two years of service to the registrant by the Participant, or earlier under certain circumstances.

         The Obligations to each Participant will equal the balance in a recordkeeping account established for such Participant. The investment earnings credited to such account will be indexed to one or more mutual funds, indices or investment portfolios, the type of which will be individually chosen by each Participant from a list of investment measurement options made available under the Plan. Each Participant's recordkeeping account will be adjusted to reflect deferrals by the Participant, employer contributions and the investment performance of the selected mutual fund, index or portfolio, including any earnings or losses credited to the account. The registrant is not required to actually invest the deferred compensation in the funds, indices or portfolios specified by Participants. The registrant may, however, invest in funds, indices or portfolios specified by Participants or in other securities, and the registrant has established a trust, which is a grantor trust for federal income purposes, to make such investments to assist the registrant in meeting the Obligations. While money in this trust is set aside from the general assets of the registrant, the money is subject to the claims of the registrant's creditors in certain circumstances detailed therein.

         The Obligations will be distributed by the registrant in accordance with the elections of the Participants pursuant to the terms of the Plan except for certain exceptions detailed therein.

         A Participant's right or the right of any other person to the Obligations cannot be assigned or transferred in any manner or be subject to alienation, anticipation, sale, pledge, transfer, encumbrance or other legal process. The registrant may at any time amend, modify, suspend or terminate the Plan, except that no such amendment, modification, suspension or termination may have the retroactive effect to reduce the amount of deferrals allocated to any Participant's deferral account.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees, or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers a corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

         Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to limit the personal liability of members of its board of directors for violation of a director's fiduciary duty of care. This section does not, however, limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, or from any transaction in which the director derived an improper personal benefit. This section also will have no effect on claims arising under the federal securities laws.

         Article VIII of the registrant's Amended and Restated By-laws specifies that the registrant shall indemnify each of its directors and officers because he or she was or is a director or officer of the registrant or was or is serving at the request of the registrant as a director or officer of another entity to the full extent that such right of indemnity is permitted by the laws of the State of Delaware. This provision of the By-laws is deemed to be a contract between the registrant and each director and officer who serves in such capacity at any time while such provision and the relevant provisions of the Delaware General Corporation Law are in effect, and any repeal or modification thereof shall not offset any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. The affirmative vote of the holders of at least 66 2/3% of the voting power of all outstanding shares of the capital stock of the registrant is required to adopt, amend or repeal such provision of the registrant's By-laws. In addition, in accordance with the registrant's Amended and Restated Certificate of Incorporation, as amended, the registrant's board of directors may repeal, alter, amend or rescind any provision of the By-laws by vote of 66 2/3% of the board of directors.

         The registrant's Amended and Restated Certificate of Incorporation, as amended: (i) limits the liability of its directors as authorized by Section 102(b)(7); and (ii) specifies that the registrant may, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the registrant, or is or was serving, or has agreed to serve, at the request of the registrant, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity. The affirmative vote of the holders of at least 66 2/3% of the voting power of all outstanding shares of the capital stock of the registrant is required to amend such provisions.

         The registrant has obtained liability insurance for the benefit of its directors and officers which provides coverage for losses of directors and officers for liabilities arising out of claims against such persons acting as directors or officers of the registrant (or any subsidiary thereof) due to any breach of duty, neglect, error, misstatement, misleading statement, omission or act done by such directors and officers, except as prohibited by law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
         Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, state of New York, on this 20th day of November, 2003.

                                     DOUBLECLICK INC.

                                     By: /s/ Kevin P. Ryan
                                         ---------------------------------------
                                         Kevin P. Ryan
                                         Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of DoubleClick Inc., hereby severally constitute and appoint Kevin P. Ryan and Bruce Dalziel, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable DoubleClick Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                     TITLE                               DATE
-----------------------------------------       ----------------------------------           ----------------
/s/ Kevin P. Ryan
-----------------------------------------
              Kevin  P. Ryan                    Chief Executive Officer (principal           November 20, 2003
                                                  executive officer) and Director
/s/ Bruce Dalziel
-----------------------------------------       Chief Financial Officer (principal           November 20, 2003
               Bruce Dalziel                            financial officer)

/s/ Kevin J. O'Connor
-----------------------------------------              Chairman of the Board                 November 20, 2003
             Kevin J. O'Connor

/s/ Dwight A. Merriman
-----------------------------------------                    Director                        November 20, 2003
             Dwight A. Merriman

/s/ David M. Strohm
-----------------------------------------                    Director                        November 20, 2003
              David N. Strohm

/s/ Mark E. Nunnelly
-----------------------------------------                    Director                        November 20, 2003
              Mark E. Nunnelly

/s/ W. Grant Gregory
-----------------------------------------                    Director                        November 20, 2003
              W. Grant Gregory

/s/ Don Peppers
-----------------------------------------                    Director                        November 20, 2003
                Don Peppers

/s/ Thomas S. Murphy
-----------------------------------------                    Director                        November 20, 2003
              Thomas S. Murphy

                                INDEX TO EXHIBITS

Number                              Description
------   -----------------------------------------------------------------------
 4.1     Amended and Restated Certificate of Incorporation, as amended
         (Incorporated by reference to Exhibit 4.1 of the Registrant's
         Registration Statement on Form S-3 (Registration No. 333-108789))

 4.2 Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.5 of the Registrant's Registration Statement on Form S-1 (Registration
         No. 333-4232))

 5.1     Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1     Consent of PricewaterhouseCoopers LLP

23.2     Consent of Hale and Dorr LLP (included in Exhibit 5.1)

24.1 Power of attorney (included on the signature pages of this registration statement)